Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 31, 2020, with respect to the consolidated financial statements of Lightning Systems Inc. for the years ended December 31, 2019 and 2018 contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Denver, Colorado

February 3, 2021